August 8, 1997



The Board of Directors of
Delaware Otsego Corporation
One Railroad Avenue
Cooperstown, New York

Gentlemen:

     On behalf of a new company ("NEWCO") to be organized by CSX Corporation ("CSX"), Norfolk Southern Corporation ("NSC") and Walter Rich ("MR. RICH"), we are pleased to provide you with an offer (the "OFFER") for the acquisition (the "TRANSACTION") of all of the outstanding capital stock of Delaware Otsego Corporation (the "COMPANY"). The principal features of the Transaction are described in a draft term sheet (the "TERM SHEET"), a copy of which is attached to this letter.

     The principal terms of the Offer are as follows:

     1.  FORM  OF  TRANSACTION.  (a)  Newco,  a  corporation  to be  formed  and capitalized with cash to be provided by CSX and NSC, will acquire all outstanding shares of the Company's capital stock from the Company's shareholders in a merger transaction (the "MERGER"). Mr. Rich will contribute to Newco a portion of the shares and options to purchase shares of the Company's common stock ("COMMON STOCK") owned by him.

     (b) The capitalization of Newco will be comprised of (i) a class of Cumulative Preferred Stock having two series (differing only with respect to redemption, as described in the Term Sheet) that will be non-participating and owned in amounts of liquidation preference reflecting the contributions to Newco of CSX, NSC and Mr. Rich, (ii) a class of Junior Preferred Stock with an aggregate liquidation preference of $100 million that will be non-participating and will be owned in equal proportions by CSX and NSC and (iii) common stock, which will be owned 80% by Mr. Rich, 10% by CSX and 10% by NSC. The terms of the capital structure of Newco are more fully described in the Term Sheet.

     (c) The Board of Directors of Newco will consist of Mr. Rich and his designees, who will represent a majority, and representatives of CSX and NSC. Certain designated matters to be agreed upon will require the approval of a supermajority of Newco's Board of Directors.

     2. CONSIDERATION. Subject to the terms and conditions delineated below, Newco will purchase, or exchange into new securities, all capital stock of the Company and will enter into an employment agreement with Mr. Rich. Total cash paid in the Transaction will be as described below.

     (a) CASH CONSIDERATION FOR THE STOCK. The cash consideration for the purchase of the capital stock of the Company will be $19 per share (the "PER SHARE PRICE") of the Company's Common Stock.

     (b) STOCK OPTIONS. All outstanding Company employee stock options ("OPTIONS"), other than those which may be contributed to Newco by Mr. Rich, will be cashed out at the difference between the Per Share Price and the respective exercise price therefor, multiplied by the number of shares of Common Stock subject to the Option.

     (c) STOCK CONTRIBUTION. Prior to the Merger, CSX will contribute to Newco the 110,250 shares of Common Stock owned by it and Mr. Rich will contribute to Newco a portion of the Common Stock and Options owned by him. All such shares and Options to purchase shares so held by Newco will be canceled in the Transaction. The shares and Options contributed by CSX and Mr. Rich will not be converted in the Transaction into cash but instead will be converted into shares and options to purchase shares of Cumulative Preferred Stock of Newco with a liquidation preference equal to the value (at the Per Share Price) of CSX's and Mr. Rich's respective contributions.

     (d)  EMPLOYMENT  AGREEMENT.   Newco  will  enter  into  an  agreement  (the
"EMPLOYMENT AGREEMENT") with Mr. Rich, the principal terms of which are described in the Term Sheet.

     (e) FINANCING. The Transaction will not be subject to obtaining financing. Sources and uses in the Transaction (other than with respect to working capital following the Transaction) are as follows:

      SOURCE                       VALUE
      ------                       -----

      Mr. Rich Contribution        $2,602,350
      CSX Stock Contribution        2,094,750
      CSX Cash Contribution        23,440,473
      NSC CASH CONTRIBUTION        25,535,223
      ----------------------      -----------
                 TOTAL            $53,672,796
                 -----            -----------

      USE                               AMOUNT
      ---                               -------
      Purchase of Common Stock          $35,726,555
      Option and Warrant Cash-Out         4,698,225
      Repayment of Bank Debt              6,748,016
      TRANSACTION COSTS                   6,500,000
                                        -----------
                  TOTAL                 $53,672,796
                                        -----------
     3. CONDITIONS.

     (a) DEFINITIVE DOCUMENTS. The Offer is made subject to the negotiation and execution of definitive documentation ("DEFINITIVE DOCUMENTS") satisfactory to us and containing representations and warranties, covenants and other terms and conditions that are customary for an acquisition of this kind (including that the Company will not take any action, regulatory or otherwise, inconsistent with facilitating consummation of the Transaction), approval of the Company's Board of Directors and, if required, shareholders under applicable law and the satisfaction of any and all applicable regulatory requirements. As stated above, the Offer is not subject to a financing condition.

     (b) PARTICIPATION OF MR. RICH. The Offer is conditioned upon mutually satisfactory arrangements between Newco and Mr. Rich concerning the Employment Agreement and his ongoing involvement in the affairs of the Company.

     (c) EXCLUSIVITY. The Offer is conditioned upon the agreement of the Company and Mr. Rich that, pending the execution and delivery of the Definitive Documents, neither the Company nor its management, nor any of their employees, affiliates, advisors or representatives, will solicit, encourage, entertain, facilitate or enter into discussions or negotiations with respect to any proposal (other than the Offer) to acquire the stock or assets of the Company. Unless extended by mutual agreement, the foregoing exclusivity provision will expire on the earlier of (i) the execution of Definitive Documents (which documents shall contain provisions that supersede this paragraph) and (ii) 5:00 p.m. (New York City time) on August 19, 1997.

     4. LEGAL FEES. CSX and NSC have agreed to pay the reasonable fees and expenses of one firm of legal counsel advising Mr. Rich, up to $50,000 plus 50% of any such fees in excess of $50,000, for the benefit of Mr. Rich in connection with the Transaction ("LEGAL FEES"). If following execution of this letter by the Company (a) the Company does not comply with Paragraph 3(c) of this letter or, following execution of the Definitive Documents, the Company breaches any agreements contained therein or (b) Definitive Documents are not entered into or, following execution of Definitive Documents, the Merger is not consummated and, in the case of this clause (b), within one year following the date that the Company advises Newco that it has determined not to pursue the Transaction, the Company enters into an alternative transaction providing for the sale of its capital stock or a material portion of its assets, then the Company shall be responsible for the payment or reimbursement of the Legal Fees. Mr. Rich shall be responsible for the payment of his legal fees if he does not comply with Paragraph 3(c) of this letter.

     5. CONSUMMATION OF THE TRANSACTION. We are prepared to proceed in the most expeditious manner so that, subject to the terms and conditions of the Offer and the Definitive Documents, the Transaction can be completed as soon as practicable. In recognition of this, unless this letter is executed by the Company by 5:00 p.m. on Sunday, August 10, 1997, this proposal should not be considered outstanding thereafter. Of course, except in respect of Paragraphs 3(c) and (4) of this letter, this letter does not create binding obligations on any party in respect of the Transaction.

     6. COUNTERPARTS. This letter may be executed in one or more counterparts.

     We hope that the terms of this Offer address the objectives of the Company. We look forward to proceeding with you to the completion of the Transaction. We and our counsel are prepared to move forward immediately to reach definitive terms. This letter shall not constitute a binding agreement between the parties hereto, except that the provisions of Paragraphs 3(c) and 4 of this letter shall be binding on the parties hereto upon execution below by the Company.

                           Very truly yours,

                           CSX CORPORATION

                           By: /S/ MARK G. ARON
                              --------------------------------------


                           NORFOLK SOUTHERN CORPORATION

                           By: /S/ WILLIAM J. ROMIG
                              --------------------------------------




                           /S/ WALTER RICH
                           -----------------------------------------
                           Walter Rich


Accepted and Agreed to as
to Paragraphs 3(c) and 4
as of August __, 1997:

DELAWARE OTSEGO CORPORTION


By: ______________________________

                                                     PRIVILEGED & CONFIDENTIAL
                                                     -------------------------


                               PROJECT BASEBALL
                                  TERM SHEET
                                  ----------

TRANSACTION STRUCTURE:
---------------------

                               Baseball Acquisition Corp. ("Acquisition"), a company to be formed on behalf of CSX (or its designated affiliate), NSC (or its designated affiliate) and WR, shall acquire all outstanding capital stock of Delaware Otsego Corporation ("Baseball") at a cash price of $19 per share. In arriving at the cash purchase price it has been assumed that there exist transaction costs incurred by Baseball of up to $6.5 million (consisting of advisory fees, change-of-control payments, repayment of existing bank debt and the purchase price for certain real property) that will be paid by Acquisition in addition to the cash price and that all convertible debt, warrants and options of Baseball (other than those held by WR) will be converted into Baseball Shares at or prior to the merger that would occur between Acquisition and Baseball.

FINANCING STRUCTURE:
-------------------

                                          The acquisition shall be financed by
                                          CSX, NSC and WR as follows:

                                          WR  shall  contribute   his  Baseball
                                          Shares  and  options  to  purchase
                                          Baseball  Shares, having an aggregate
                                          value of $2,602,350 at $19 per
                                          Baseball Share, in exchange for Common
                                          Shares and Cumulative Preferred Shares
                                          or  options  to purchase Cumulative
                                          Preferred Shares of Acquisition.  WR
                                          shall receive Cumulative Preferred
                                          Shares (or, to the extent options are
                                          contributed, options   to purchase
                                          Cumulative Preferred  Shares) with a
                                          liquidation  preference equal to the
                                          value contributed.

                                          CSX and NSC shall  contribute  cash as
                                          may be required  to purchase  Baseball
                                          Shares in the  acquisition  and to pay
                                          the transaction costs described above.
                                          CSX shall also  contribute its 110,250
                                          Baseball  Shares.  Each of CSX and NSC
                                          shall  receive  Cumulative   Preferred
                                          Shares with a  liquidation  preference
                                          equal  to the  value  of its  cash and
                                          stock  contributions  as well as equal
                                          amounts  of  Junior  Preferred  Shares
                                          (which   shall   carry  an   aggregate
                                          liquidation    preference    of   $100
                                          million).

                                          Common  Shares  shall be owned  80% by
                                          WR, 10% by CSX and 10% by NSC;  and WR
                                          shall have voting control through such
                                          ownership of Common Shares.

ECONOMICS OF CUMULATIVE PREFERRED SHARES:
----------------------------------------

                                          There shall be established two series
                                          of a single class of Cumulative
                                          Preferred Shares which shall differ
                                          only as to redemption, as follows:

                                          PAYMENT     PREFERENCE.     Cumulative
                                          Preferred  Shares shall have  dividend
                                          and  liquidation  preference  over all
                                          Junior Preferred Shares and all Common
                                          Shares.    Dividends   on   Cumulative
                                          Preferred Shares shall cumulate at the
                                          rate of 10% compounded  annually until
                                          the Board  determines  that sufficient
                                          cash is available to pay  dividends in
                                          cash.   No  dividend  or   liquidation
                                          payments   shall  be  made  on  Common
                                          Shares  or  Junior   Preferred  Shares
                                          until all Cumulative Preferred Shares,
                                          with   cumulative    dividends,    are
                                          redeemed by Acquisition. The series of
                                          Cumulative  Preferred  Shares  held by
                                          CSX and NSC (but not the  series  held
                                          by  WR)   shall   have  a   redemption
                                          preference  over all Junior  Preferred
                                          Shares.

                                          REDEMPTION. If redeemable,  Cumulative
                                          Preferred  Shares shall be redeemed at
                                          liquidation  preference  plus  accrued
                                          and  unpaid  dividends.  The series of
                                          Cumulative  Preferred  Shares  held by
                                          CSX  and  NSC  shall  be   mandatorily
                                          redeemable upon achieving certain cash
                                          levels from cash flow from  operations
                                          and from  dispositions of assets.  The
                                          series of Cumulative  Preferred Shares
                                          held by WR shall be redeemable at WR's
                                          option  at any time at which  there is
                                          to be a cash  redemption of the series
                                          of Cumulative Preferred Shares held by
                                          CSX  and  NSC or of  Junior  Preferred
                                          Shares.  Cumulative  Preferred  Shares
                                          shall   be   redeemed   ratably   when
                                          redeemed  for  cash.  Subject  to  the
                                          supermajority        approval       of
                                          Acquisition's  Board,  CSX or NSC  may
                                          use  Cumulative  Preferred  Shares  in
                                          connection  with  a  purchase  of  any
                                          Acquisition assets by such party.

ECONOMICS OF JUNIOR PREFERRED SHARES:
------------------------------------


                                          PAYMENT PREFERENCE.  Junior Preferred
                                          Shares shall have a dividend,
                                          liquidation and redemption preference
                                          over all Common Shares, but shall be
                                          subordinate, with respect to dividend
                                          and liquidation payments, to all
                                          Cumulative Preferred Shares (and, with
                                          respect to all redemption payments, to
                                          the series of Cumulative Preferred
                                          Shares held by CSX and NSC (but not
                                          the series held by WR)).  Dividends on
                                          Junior Preferred Shares shall cumulate
                                          at the rate of  4% compounded annually
                                          until the Board determines that
                                          sufficient cash is available to pay
                                          dividends in cash; and dividends on
                                          Junior Preferred Shares shall not be
                                          paid until all accrued and unpaid
                                          dividends on Cumulative Preferred
                                          Shares have been paid.

                                          REDEMPTION.  Junior Preferred shall be
                                          mandatorily   redeemable,    following
                                          redemption of the series of Cumulative
                                          Preferred  Shares held by CSX and NSC,
                                          at liquidation preference plus accrued
                                          and unpaid  dividends  upon  achieving
                                          certain  cash  levels  from  cash flow
                                          from operations and from  dispositions
                                          of  assets.  Junior  Preferred  Shares
                                          (and,   if   applicable,    Cumulative
                                          Preferred  Shares held by WR) shall be
                                          redeemed  ratably  when  redeemed  for
                                          cash.

MANAGEMENT:
----------
                                          WR shall enter into a three-year
                                          employment agreement to be Chairman
                                          and CEO.  After the three-year term,
                                          employment shall be renewed
                                          automatically for one-year renewal
                                          terms unless Acquisition delivers
                                          written notice to WR in the period
                                          from 120 to 90 days prior to
                                          expiration.  WR's salary and benefits
                                          (including, in lieu of receiving such
                                          benefits in connection with the
                                          acquisition, severance benefits) shall
                                          remain at current levels.  It shall be
                                          a condition of employment that WR
                                          retain his shares (subject to the
                                          other provisions hereof) and that WR
                                          live on the Edgewater property for the
                                          convenience and security of
                                          Acquisition and to ensure WR's
                                          availability in the event of an
                                          emergency. WR shall enter into a
                                          customary non-compete and exclusive
                                          service agreement, subject to standard
                                          permissible activities. Employment and
                                          put and call decisions of Acquisition
                                          respecting WR shall be made by
                                          disinterested directors.

                                          Acquisition  shall create a Management
                                          Incentive   Bonus   Program,   to   be
                                          approved   by   a   supermajority   of
                                          Acquisition's   Board,   which   shall
                                          provide   cash  bonuses  to  operating
                                          management upon achievement of certain
                                          financial    targets   following   the
                                          acquisition, determined without giving
                                          effect    to   the    financing    and
                                          transaction costs of the acquisition.

CERTAIN DISPOSITIONS:
---------------------

                                          GENERAL.  WR and the other on-going
                                          Baseball management shall receive a
                                          commission on asset dispositions as
                                          described below:  Other than with
                                          respect to the circumstances covered
                                          by clause (y) under "West of Passaic
                                          Junction -- Non-freight" set forth
                                          below, commissions shall be payable
                                          only with respect to any transaction
                                          (x) consummated during WR's employment
                                          as CEO or (y) arising from an
                                          opportunity identified to the
                                          disinterested directors on
                                          Acquisition's Board and significantly
                                          pursued by WR (except in the event of
                                          a termination of WR's employment by
                                          Acquisition prior to the third
                                          anniversary of the acquisition
                                          without cause, in which case a lesser
                                          standard shall apply), the negotiation
                                          of which was approved by the
                                          disinterested directors on
                                          Acquisition's Board during such
                                          employment, and consummated within two
                                          years of the termination of such
                                          employment, in the case of
                                          non-passenger transactions, and
                                          four years of the termination of such
                                          employment, in the case of passenger
                                          transactions.  Commissions shall be
                                          paid in cash at the rate of 7% of the
                                          gross consideration received by
                                          Acquisition (or, in the case of a
                                          non-cash transaction, the fair
                                          market value of the asset disposed)
                                          in such transaction and shall be
                                          allocated among such Baseball
                                          management (and in such amounts)
                                          as is determined by WR.

                                          PASSAIC JUNCTION AND EAST.  FREIGHT.
                                          No commission shall be payable with
                                          respect to any freight transaction.
                                          NON-FREIGHT.  A commission shall be
                                          payable with respect to any
                                          non-freight transaction that does not,
                                          in the reasonable judgment of both CSX
                                          and NSC, interfere with freight rights
                                          and operations if such non-freight
                                          transaction is approved by a
                                          supermajority of Acquisition's Board
                                          and consummated.

                                          WEST OF PASSAIC JUNCTION.  FREIGHT.  A
                                          commission shall be payable with
                                          respect to a freight transaction.
                                          NON-FREIGHT.  A commission shall be
                                          payable with respect to (x) a
                                          non-freight transaction or (y) a
                                          reasonable, bona fide and firm offer
                                          with respect to a non-freight
                                          transaction which is rejected by
                                          Acquisition's Board.

                                         RIGHT OF FIRST REFUSAL.  Either CSX or
                                         NSC shall have a right of first refusal
                                         with respect to any transaction with
                                         respect to Baseball properties and
                                         assets west of Passaic Junction.

PUT AND CALL RIGHTS:
-------------------

                                          Subject to all necessary governmental
                                          approvals, Acquisition may call in
                                          whole but, except as provided below,
                                          not in part, and WR may put to
                                          Acquisition in whole or, except as
                                          provided below, in part, WR's
                                          Cumulative Preferred Shares, options
                                          to purchase Cumulative Preferred
                                          Shares and Common Shares for a price
                                          equal to the sum of (x) in respect of
                                          Cumulative Preferred Shares or options
                                          to purchase Cumulative Preferred
                                          Shares, the liquidation preference
                                          of the Cumulative Preferred Shares put
                                          or called (or underlying the options
                                          put or called) plus accrued and unpaid
                                          dividends on such shares plus (y) in
                                          respect of Common Shares, the par
                                          value of the Common Shares put or
                                          called.  Such put and call rights may
                                          be exercised at any time after the
                                          earlier of (i) the termination of WR's
                                          employment as CEO by Acquisition or by
                                          reason of WR's death or disability and
                                          (ii) the third anniversary of the
                                          acquisition.  Acquisition may assign
                                          its call right or put obligation to
                                          CSX and NSC (or to a voting trust
                                          established by them) in equal
                                          proportions, and, in the event that
                                          Acquisition has insufficient cash, WR
                                          exercising his put right may put to
                                          CSX and NSC (or to a voting
                                          trust established by them) in equal
                                          proportions.  CSX and NSC may, upon
                                          exercising the call rights or
                                          responding to an exercise of WR's put
                                          rights, provide that the subject
                                          securities be conveyed to a third
                                          party.  In the event of any assignment
                                          of the put obligation by CSX or NSC,
                                          the payment of the put price shall be
                                          guaranteed by CSX and NSC in equal
                                          proportions.

                                          Notwithstanding the foregoing,  in the
                                          event   of  a   termination   of  WR's
                                          employment as CEO by  Acquisition  for
                                          cause,  until the third anniversary of
                                          the acquisition,  WR's put right shall
                                          be limited  to his  Common  Shares and
                                          shall  not  extend  to his  Cumulative
                                          Preferred Shares and Acquisition shall
                                          have the right to call WR's Common
                                          Shares without WR's Cumulative
                                          Preferred Shares.

CORPORATE GOVERNANCE:
---------------------

                                          Acquisition's Board shall be comprised
                                          of seven persons:  the CEO of
                                          Acquisition, four persons designated
                                          by the CEO of Acquisition and one
                                          person designated by each of NSC and
                                          CSX.

                                          Major  decisions  outside the ordinary
                                          course of business (including material
                                          asset  dispositions  and the  business
                                          plan and budget described below) shall
                                          be subject to  supermajority  approval
                                          of the  Board  (including  by both CSX
                                          and  NSC),   consistent  with  STB/ICC
                                          precedent.

                                          Except  with  respect  to   day-to-day
                                          railroad operations, Acquisition shall
                                          follow a mutually agreed business plan
                                          and  budget  which  shall be  designed
                                          prior  to  Closing   (and  updated  by
                                          Acquisition's      Board      annually
                                          thereafter)  with  the  goals  of  (a)
                                          ensuring  repayment  of  contributions
                                          and  (b) of  maximizing  Acquisition's
                                          value,    which   may    include   the
                                          disposition of assets.  The definitive
                                          documentation       shall      include
                                          appropriate     financial    covenants
                                          customary for such transactions.

                                          The   parties   shall   enter  into  a
                                          Shareholders    Agreement   respecting
                                          corporate  governance,  put  and  call
                                          rights       and       transferability
                                          restrictions.

EXPENSES:
---------

                                          Except as set forth under "Transaction
                                          Structure"  above,  each  party  shall
                                          bear its own expenses; except that the
                                          provisions contained in paragraph 4 of
                                          the  proposal  letter shall apply with
                                          respect  to  Legal  Fees  (as  defined
                                          therein).

CONDITIONS:
-----------

                                          Conditions to closing shall be those
                                          customary for transactions of this
                                          type, including, without limitation,
                                          (a) completion of satisfactory
                                          transaction and employment documents;
                                          (b) the absence of any governmental
                                          investigation or challenge or
                                          third-party challenge with respect to
                                          the transaction, (c) satisfaction of
                                          all necessary regulatory approvals and
                                          (d) obtaining standard opinions.
                                          Financing shall not be a condition.

DEFINITIVE DOCUMENTATION:
------------------------

                                          The definitive documentation shall
                                          contain provisions providing that the
                                          exercise of rights shall be subject to
                                          all required regulatory approvals.